CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the use of our reports on ASA Limited dated December 23, 2003 and July 16, 2004, which are included in the Statement of Additional Information included this Registration Statement (Form N-14) of ASA (Bermuda) Limited.




                                                        ERNST & YOUNG LLP

New York, New York
October 4, 2004